Exhibit 99.1
Pg

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Joanne Chomiak 608-275-4458

Spectrum Brands Holdings Reports Fiscal 2024 Fourth Quarter
•Fourth Quarter Net Sales Increased 4.5% With Organic Net Sales Increase of 4.8%
•Fourth Quarter Net Income of $12.8 Million; Adjusted EBITDA of $68.9 Million Net of Incremental $25.9 Million of Brand Investments
•Full Year Net Sales Increased 1.5% with Organic Net Sales Increase of 1.5%
•Full Year Net Income of $99.3 Million; Adjusted EBITDA of $371.8 Million; Excluding Investment Income of $52.7 Million, Adjusted EBITDA of $319.1 Million Grew Over 20% In Spite of an Incremental $61.6 Million of Brand-Building Investments
•Fiscal 2024 Operating Cash Flow of $162.6 Million; Adjusted Free Cash Flow of $176.6 Million
•Returned $482.7 Million to Shareholders Through Share Repurchases in Fiscal 2024
•Ended the Year with Net Debt Leverage of 0.56x Adjusted EBITDA and $402.7 Million Remaining Under Existing Share Repurchase Program, Leaving Substantial Capacity for Further Share Repurchases
•Increased Quarterly Dividend Payout by 12% to $0.47; New Quarterly Dividend Rate Represents an Annualized Dividend Yield of 2% Based on the Closing Stock Price on Day of Announcement
•Expect to Deliver Low Single-Digit Net Sales Growth and Mid to High Single-Digits Adjusted EBITDA Growth for Fiscal 2025, with Growth in Net Sales and Adjusted EBITDA For All Segments, Targeting ~50% Conversion of Adjusted EBITDA to Adjusted Free Cash Flow

Middleton, WI, November 15, 2024 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the fourth quarter ended September 30, 2024.
“The team and I are proud of our fourth quarter and fiscal 2024 results. We exceeded our annual operating plans on virtually every metric and all of our businesses returned to growth in the second half of the year, in spite of the challenging economic and geopolitical conditions that are impacting consumer demand. We achieved over 20% adjusted EBITDA growth for the year despite an incremental $62 million of investments into our brands, demonstrating the high quality of our earnings growth. We upgraded our capabilities in commercial operations, innovation, marketing and advertising. We restored operational momentum to our businesses with best-in class operational efficiency and fill rates in the mid 90% across each of our businesses. We have transformed from a difficult working capital position to a company with best-in-class working capital management capabilities and we have the strongest balance sheet in our peer group, ending fiscal 2024 with net leverage below 0.6 turns,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

Continuing, Mr. Maura commented, “I am excited about the upcoming year. Our focus during fiscal 2025 will be to continue the momentum we built in fiscal 2024 by investing in our brands to drive long-term growth, in innovation to expand core and adjacent categories, and in our operations to drive further cost improvement, quality and safety. Despite the overall challenging macro-economic environment, we intend to make incremental investments in fiscal 2025 to drive top-line growth.”
Fiscal 2024 Fourth Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	September 30, 2024	September 30, 2023	Variance
Net sales	$773.7	$740.7	$33.0	4.5%
Gross profit	288.0	244.4	43.6	17.8%
Operating income	21.9	16.2	5.7	35.2%
Net income from continuing operations	12.8	53.5	(40.7)	(76.1)%
Diluted earnings per share from continuing operations	$0.45	$1.50	$(1.05)	(70.0)%
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$68.9	$111.5	$(42.6)	(38.2)%
Adjusted EPS from continuing operations	$0.97	$1.12	$(0.15)	(13.4)%
•Net sales increased 4.5%. Excluding the impact of $2.7 million of unfavorable foreign exchange rates, organic net sales increased 4.8%. Net sales increased across all segments with higher volumes in GPC driven in part by a retailer pull forward of orders in advance of S4/Hana ERP implementation, favorable weather resulting in an extended season and improved retailer inventory health in H&G, and global sales growth in both the Home Appliance and Personal Care categories in HPC.
•Gross profit and margin increased due to productivity improvements, operational efficiencies and inventory actions in the prior year partially offset by ocean freight inflation.
•Operating income increased due to gross profit improvements offset with higher operating expense primarily from increased investments in marketing, advertising and new product development.
•Net income and diluted earnings per share decreased due to lower interest income and higher income tax expense offset by increased operating income and lower interest expense. Diluted EPS also benefited from a lower share count. The effective tax rate in the quarter was 23.8%.
•Adjusted EBITDA decreased $42.6 million, driven by $32.5 million of lower investment income and $25.9 million of increased brand focused investments, offset by gross profit improvements.
•Adjusted diluted EPS decreased 13.4% due to decreased adjusted EBITDA, offset by the decrease in interest expense and share count.

Fiscal 2024 Fourth Quarter Segment Level Data
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2024	September 30, 2023	Variance
Net Sales	$302.5	$292.4	$10.1		3.5%
Adjusted EBITDA	44.3	53.5	(9.2)		(17.2)%
Adjusted EBITDA Margin	14.6%	18.3%	(370)	bps
Net sales increased 3.5% with an increase in organic net sales of 2.9% excluding a favorable foreign currency impact of $1.7 million. Higher net sales in Companion Animal were offset by softness in Aquatics. The sales increase was driven by higher volumes and favorable foreign currency. The volume increase was driven by an acceleration of sales into the quarter due to the S4/Hana ERP implementation.
Adjusted EBITDA and margins decreased due to a significant increase in brand-focused investments and trade programming, partially offset by higher sales and operational productivity improvements.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	September 30, 2024	September 30, 2023	Variance
Net Sales	$134.9	$125.2	$9.7		7.7%
Adjusted EBITDA	19.0	21.0	(2.0)		(9.5)%
Adjusted EBITDA Margin	14.1%	16.8%	(270)	bps
Net sales and organic net sales increased 7.7%. The net sales increase was primarily driven by higher volumes, with double-digit sales growth in Controls and Repellents and low single-digit growth in Household, partially offset by a decline in Cleaning. Demand in Controls was driven by favorable weather conditions, which extended the lawn and garden season. Sales in Repellents increased due to lower retail inventory levels compared to last year, favorable weather, and storms in the Southeast.
Lower adjusted EBITDA and margins were driven by increased brand-focused investments and shifts in variable operating costs, partially offset by higher sales, positive pricing and favorable mix.
Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2024	September 30, 2023	Variance
Net Sales	$336.3	$323.1	$13.2		4.1%
Adjusted EBITDA	19.0	20.3	(1.3)		(6.4)%
Adjusted EBITDA Margin	5.6%	6.3%	(70)	bps
Net sales increased 4.1% with an increase in organic net sales of 5.4% excluding an unfavorable foreign currency impact of $4.4 million. The increase in organic net sales was driven by mid-single digit growth in both the Home and Personal Care categories. Sales volumes in each category were aided by heightened promotional activity.
The decrease in adjusted EBITDA and margins was driven by increased brand-focused investments, higher freight costs and unfavorable mix, partially offset by higher sales volumes and cost improvement initiatives.

Liquidity and Debt
As of the end of the fiscal year, the Company had a cash balance of $369 million and total liquidity of $860 million, including undrawn capacity on its cash flow revolver. The Company also had $578 million of debt outstanding, consisting of $496 million of senior unsecured notes and approximately $82 million of finance lease obligations, and ended the year with net debt of approximately $209 million.
Fiscal 2025 Earnings Framework
Spectrum Brands expects low single-digit growth in reported net sales in fiscal 2025. Fiscal 2025 adjusted EBITDA is expected to increase by mid to high single-digits. Adjusted free cash flow is expected to be approximately 50% of adjusted EBITDA.
The Company continues to target a long-term net leverage ratio of 2.0 - 2.5 times.
Change to Non-GAAP Metrics
In addition to its GAAP results, the Company has provided and will continue to provide certain non-GAAP financial measures, such as adjusted EBITDA and adjusted EPS, as supplementary information to investors in understanding the Company’s underlying operating performance. In response to recent commentary and review, we have updated certain adjustments within our consolidated adjusted EBITDA and adjusted EPS performance metrics for fiscal 2023 including certain compensation related costs included within our adjustments and most substantially, the unallocated shared service costs associated with our discontinued operations. The unallocated shared service costs reflected indirect costs provided to our HHI discontinued operations during the period of ownership, leading up to the successful completion of the HHI divestiture in June 2023. During the period of ownership, the HHI business had been reported as discontinued operations and centrally allocated operating costs, not directly attributable to the net assets of the divested business, continued to remain in the reporting of our continuing operations. We had previously excluded such unallocated shared costs when reconciling our adjusted EBITDA and adjusted EPS which have been subsequently determined to be costs of the consolidated group during such period and should not be excluded from our adjusted metrics in accordance with the applicable non-GAAP guidance and interpretations. Following the completion of the HHI divestiture in June 2023, such costs are offset by income received from Transition Service Agreements associated with the transaction. As a result of these changes, our adjusted EBITDA metrics decreased by $2.2 million for the three month period and $27.9 million for the year ended September 30, 2023, respectively. There is no impact to previously reported adjusted EBITDA for interim periods within the year ended September 30, 2024. There is no impact to previously reported segment adjusted EBITDA.
Additionally, we have adjusted our approach towards income tax provision adjustments within our adjusted EPS metric. Previously, we had applied a normalized 25% rate to the adjusted pre-tax income in determining the adjusted net income to determine adjusted EPS. We have changed the determination of our metric to reflect the change in reported GAAP income tax provision in consideration of the adjustments being made in accordance with the applicable non-GAAP guidance and interpretations. The changes will be reflected in the current periods along with any comparative periods previously presented. As a result of changes in our adjustments discussed above and the change in income tax provision within our adjusted EPS calculation, our adjusted EPS decreased $0.24 for the three month period and $0.89 for the year ended September 30, 2023, respectively. We will recast adjusted EPS in consideration of the change in income tax provision for previous interim periods within the year ended September 30, 2024 as part of our subsequent reporting of results during the year ended September 30, 2025.

Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, November 15, 2024. The live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com. Participants may register for the call here. Instructions will be provided to ensure the necessary audio applications are downloaded and installed. Users can obtain these at no charge.
Following the call, a replay of the live broadcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, we offer a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black + Decker®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements
Our consolidated results contain non-GAAP metrics such as organic net sales, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and adjusted Free Cash Flow. While we believe organic net sales and adjusted EBITDA are useful supplemental information, such adjusted results are not intended to replace our financial results in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”) and should be read in conjunction with those GAAP results.
Organic Net Sales - We define organic net sales as net sales excluding the effect of changes in foreign currency exchange rates and/or impact from acquisitions (where applicable). We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rates and acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the current period net sales using the currency exchange rates that were in effect during the prior comparative period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period.
Adjusted EBITDA and adjusted EBITDA Margin - adjusted EBITDA and adjusted EBITDA Margin are non-GAAP metrics used by management, which we believe are useful to investors to measure the operational strength and performance of our business. These metrics provide investors additional information about our operating profitability for certain non-cash items, non-routine items we do not expect to continue at the same level in the future, as well as other items not core to our continuing operations. By providing these measures, together with a reconciliation of the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives, as securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by management and our board of directors for internal purposes in evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures. They facilitate comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA is also used for determining compliance with the Company’s debt covenants. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA also excludes certain non-cash adjustments including share based compensation; impairment charges on property, plant and equipment, operating and finance lease assets, and goodwill and other intangible assets; gain or loss from the early extinguishment of debt through the repurchase or early redemption of outstanding debt; and purchase accounting adjustments recognized in income subsequent an acquisition attributable to the step value on assets acquired, including, but not limited to, inventory or operating lease assets. Additionally, the Company will further recognize adjustments from adjusted EBITDA for other costs, gains and losses that are considered significant, non-recurring, or otherwise not supporting the continuing operations and revenue generating activity of the segment or Company, including but not limited to, exit and disposal activities, or incremental costs associated with strategic transactions, restructuring and optimization initiatives such as the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure the Company and its operations. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales.
Adjusted EPS - Management uses adjusted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. By providing these measures, together with a reconciliation of the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives, as securities analysts and other interested parties use such calculations as a measure of financial performance, and they are regularly used by management and our board of directors for internal purposes in evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures. Adjusted EPS is calculated by excluding the effect of certain adjustments from diluted EPS, including non-cash adjustments including impairment charges on property, plant and equipment, operating and finance lease assets, and goodwill and other intangible assets; gain or loss from the early extinguishment of debt through the repurchase or early redemption of outstanding debt; and purchase accounting adjustments recognized in income subsequent an acquisition attributable to the step value on assets acquired, including, but not limited to, inventory or operating lease assets. Additionally, the Company will further recognize adjustments from diluted EPS for other costs, gains and losses that are considered significant, non-recurring, or otherwise not supporting the continuing operations and revenue generating activity of the segment or Company, including but not limited to, exit and disposal activities, or incremental costs associated with strategic transactions, restructuring and optimization initiatives such as the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure the Company and its operations. Adjusted EPS is further impacted by the effect on the income tax provision from adjustments made to reported diluted EPS.
Adjusted Free Cash Flow - Management uses adjusted free cash flow as a means of analyzing the Company's operating results and evaluating cash flow generation from its revenue generating activities, excluding certain cash flow activity associated with strategic transactions and other costs and receipts attributable to non-recurring events. Management believes that adjusted free cash flow is a useful measure in understanding cash flow conversion associated with the Company's operations that is available for acquisitions and other investments, service of debt, dividends and share repurchases and meetings its working capital requirements. By providing these measures, together with a reconciliation of the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business, as well as assisting investors in evaluating how well we are generating cash flow from operations, as securities analysts and other interested parties use such calculations as a measure of financial performance, and they are regularly used by management and our board of directors for internal purposes in evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures. Free cash flow is calculated by excluding capital expenditures from cash flow provided (used) by operating activities and further adjusted for non-operating strategic transaction costs and other non-recurring or unusual cash flow activity that would otherwise be considered operating cash flow under US GAAP. Cash flow conversion is adjusted Free Cash Flow as a percentage of adjusted EBITDA.
The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.
Forward-Looking Statements
We have made or implied certain forward-looking statements in this document. Statements or expectations regarding our business strategy, future operations or condition, estimated revenues, projected costs, inventory management, earnings power, projected synergies, prospects, plans and objectives of management, outcome of any litigation and information concerning expected actions of third parties are forward-looking statements. When used in this report, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Because these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the United States (“U.S.”) or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of a number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the Russia-Ukraine war and the Israel-Hamas war and their impact on those regions and surrounding regions, including the Middle East and disruptions to international trade, supply chain and shipping routes and pricing, and on our operations and those operations of our customers, suppliers and other stakeholders; (4) our increased reliance on third-party partners, suppliers and distributors that are outside our control to achieve our business objectives; (5) the impact of government intervention with or influence on the operations of our suppliers, including in China; (6) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (7) the impact of our indebtedness and financial leverage position on our business, financial condition and results of operations; (8) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (9) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (10) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (11) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (12) interest rate fluctuations; (13) changes in foreign currency exchange rates that may impact our purchasing power, pricing and margin realization within international jurisdictions; (14) the loss of significant reduction in or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (15) competitive promotional activity or spending by competitors, or price reductions by competitors; (16) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands, including via private label manufacturers; (17) changes in consumer spending preferences, shopping trends, and demand for our products, particularly in light of economic stress; (18) our ability to develop and successfully introduce new products, protect intellectual property and avoid infringing the intellectual property of third parties; (19) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (20) the seasonal nature of sales of certain of our products; (21) the impact weather conditions may have on the sales of certain of our products; (22) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (23) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (24) our ability to use social media platforms as effective marketing tools and to manage negative commentary regarding us, and the impact of rules governing the use of e-commerce and social media; (25) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (26) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (27) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (28) changes in accounting policies applicable to our business; (29) our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise); (30) our ability to utilize net operating loss carry-forwards to offset tax liabilities; (31) our ability to separate the Company’s Home and Personal Care (“HPC”) business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (32) our ability to create a pure play consumer products company composed of our Global Pet Care (“GPC”) and Home & Garden ("H&G") businesses and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (33) our ability to successfully implement and realize the benefits of acquisitions or dispositions and the impact of any such transactions on our financial performance; (34) our ability to achieve our goals and aspirations related to the reduction of greenhouse gas (“GHG”) emissions or otherwise meet the expectations of our stakeholders with respect to environmental, social and governance (“ESG”) matters; (35) the impact of actions taken by significant shareholders; (36) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (37) the other risk factors set forth in Spectrum Brands Holdings, Inc. 2024 Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the other filings within the United States Securities and Exchange Commission (the "SEC").
Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports (including this report), as applicable. You should assume the information appearing in this report is accurate only as of the end of the period covered by this report, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
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SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Twelve Month Periods Ended
(in millions, except per share amounts)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net sales	$773.7	$740.7	$2,963.9	$2,918.8
Cost of goods sold	485.7	496.3	1,854.6	1,994.5
Gross profit	288.0	244.4	1,109.3	924.3
Selling, general & administrative	263.9	228.2	958.5	899.6
Impairment of goodwill	—	—	—	111.1
Impairment of intangible assets	2.2	—	45.2	120.7
Representation and warranty insurance proceeds	—	—	(65.0)	—
Gain from remeasurement of contingent consideration liability	—	—	—	(1.5)
Total operating expenses	266.1	228.2	938.7	1,129.9
Operating income (loss)	21.9	16.2	170.6	(205.6)
Interest expense	6.7	20.9	58.5	116.1
Interest income	(3.1)	(32.7)	(57.5)	(38.3)
(Gain) loss from early extinguishment of debt	—	(5.7)	(2.6)	3.0
Other non-operating expense, net	1.5	3.7	8.6	3.8
Income (loss) from continuing operations before income taxes	16.8	30.0	163.6	(290.2)
Income tax expense (benefit)	4.0	(23.5)	64.3	(56.5)
Net income (loss) from continuing operations	12.8	53.5	99.3	(233.7)
Income (loss) from discontinued operations, net of tax	15.9	(37.1)	25.5	2,035.6
Net income	28.7	16.4	124.8	1,801.9
Net income (loss) from continuing operations attributable to non-controlling interest	0.1	(0.4)	—	0.1
Net income from discontinued operations attributable to non-controlling interest	—	—	—	0.3
Net income attributable to controlling interest	$28.6	$16.8	$124.8	$1,801.5
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$12.7	$53.9	$99.3	$(233.8)
Net income (loss) from discontinued operations attributable to controlling interest	15.9	(37.1)	25.5	2,035.3
Net income attributable to controlling interest	$28.6	$16.8	$124.8	$1,801.5
Earnings Per Share
Basic earnings per share from continuing operations	$0.45	$1.52	$3.28	$(5.92)
Basic earnings per share from discontinued operations	0.57	(1.05)	0.84	51.57
Basic earnings per share	$1.02	$0.47	$4.12	$45.65
Diluted earnings per share from continuing operations	$0.45	$1.50	$3.26	$(5.92)
Diluted earnings per share from discontinued operations	0.56	(1.03)	0.84	51.57
Diluted earnings per share	$1.01	$0.47	$4.10	$45.65
Dividend per share	0.42	0.42	1.68	1.68
Weighted Average Shares Outstanding
Basic	28.0	35.6	30.3	39.5
Diluted	28.3	35.8	30.5	39.5

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Twelve Month Periods Ended
(in millions)	September 30, 2024	September 30, 2023
Cash flows from operating activities
Net cash provided by operating activities from continuing operations	$269.8	$8.0
Net cash used by operating activities from discontinued operations	(107.2)	(417.7)
Net cash provided (used) by operating activities	162.6	(409.7)
Cash flows from investing activities
Purchases of property, plant and equipment	(44.0)	(59.0)
Proceeds from disposal of property, plant and equipment	—	8.4
Proceeds from sale of discontinued operations, net of cash	(26.9)	4,334.7
Purchase of short-term investments	(849.3)	(1,092.0)
Proceeds from sale of short term investments	1,941.3	—
Other investing activity	0.1	(0.2)
Net cash provided by investing activities from continuing operations	1,021.2	3,191.9
Net cash used by investing activities from discontinued operations	—	(11.8)
Net cash provided by investing activities	1,021.2	3,180.1
Cash flows from financing activities
Payment of debt, including premium on extinguishment	(1,349.3)	(1,646.8)
Proceeds from issuance of debt	350.0	—
Payment of debt issuance costs	(15.0)	(2.3)
Treasury stock purchases	(482.7)	(34.7)
Accelerated share repurchase	—	(500.0)
Premium on capped calls	(25.2)	—
Dividends paid to shareholders	(50.6)	(66.5)
Share based award tax withholding payments, net of proceeds upon vesting	(5.4)	(13.0)
Net cash used by financing activities from continuing operations	(1,578.2)	(2,263.3)
Net cash used by financing activities from discontinued operations	—	(0.8)
Net cash used by financing activities	(1,578.2)	(2,264.1)
Effect of exchange rate changes on cash and cash equivalents	11.0	3.7
Net change in cash, cash equivalents and restricted cash	(383.4)	510.0
Cash, cash equivalents, and restricted cash, beginning of period	753.9	243.9
Cash, cash equivalents, and restricted cash, end of period	$370.5	$753.9

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	September 30, 2024	September 30, 2023
Assets
Cash and cash equivalents	$368.9	$753.9
Short term investments	—	1,103.3
Trade receivables, net	635.4	477.1
Other receivables	70.7	84.5
Inventories	462.1	462.8
Prepaid expenses and other current assets	41.5	44.3
Total current assets	1,578.6	2,925.9
Property, plant and equipment, net	266.6	275.1
Operating lease assets	101.9	110.8
Deferred charges and other	39.9	31.8
Goodwill	864.9	854.7
Intangible assets, net	990.4	1,060.1
Total assets	$3,842.3	$5,258.4
Liabilities and Shareholders' Equity
Current portion of long-term debt	$9.4	$8.6
Accounts payable	397.3	396.6
Accrued wages and salaries	78.8	46.1
Accrued interest	4.7	20.6
Income tax payable	25.0	114.5
Other current liabilities	171.9	178.4
Total current liabilities	687.1	764.8
Long-term debt, net of current portion	551.4	1,546.9
Long-term operating lease liabilities	87.0	95.6
Deferred income taxes	170.8	174.8
Uncertain tax benefit obligation	171.5	105.5
Other long-term liabilities	32.8	52.5
Total liabilities	1,700.6	2,740.1
Shareholders' equity	2,140.9	2,517.6
Non-controlling interest	0.8	0.7
Total equity	2,141.7	2,518.3
Total liabilities and equity	$3,842.3	$5,258.4

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three and twelve month periods ended September 30, 2024 and September 30, 2023.

	Three Month Periods Ended				Twelve Month Periods Ended
(in millions, except %)	September 30, 2024	September 30, 2023	Variance		September 30, 2024	September 30, 2023	Variance
GPC	$302.5	$292.4	$10.1	3.5%	$1,151.5	$1,139.0	$12.5	1.1%
H&G	134.9	125.2	9.7	7.7%	578.6	536.5	42.1	7.8%
HPC	336.3	323.1	13.2	4.1%	1,233.8	1,243.3	(9.5)	(0.8)%
Net Sales	$773.7	$740.7	33.0	4.5%	$2,963.9	$2,918.8	45.1	1.5%
The following is a reconciliation of reported sales to organic sales for the three and twelve month periods ended September 30, 2024 compared to reported net sales for the three and twelve month periods ended September 30, 2023.

	September 30, 2024
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales September 30, 2023	Variance
GPC	$302.5	$(1.7)	$300.8	$292.4	$8.4	2.9%
H&G	134.9	—	134.9	125.2	9.7	7.7%
HPC	336.3	4.4	340.7	323.1	17.6	5.4%
Total	$773.7	$2.7	$776.4	$740.7	$35.7	4.8%

	September 30, 2024
Twelve Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales September 30, 2023	Variance
GPC	$1,151.5	$(7.7)	$1,143.8	$1,139.0	$4.8	0.4%
H&G	578.6	—	578.6	536.5	42.1	7.8%
HPC	1,233.8	6.1	1,239.9	1,243.3	(3.4)	(0.3)%
Total	$2,963.9	$(1.6)	$2,962.3	$2,918.8	$43.5	1.5%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the three and twelve month periods ended September 30, 2024 and 2023, including the calculation of adjusted EBITDA margin.

	Three Month Periods Ended		Twelve Month Periods Ended
(in millions, except %)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss) from continuing operations	$12.8	$53.5	$99.3	$(233.7)
Income tax expense (benefit)	4.0	(23.5)	64.3	(56.5)
Interest expense	6.7	20.9	58.5	116.1
Depreciation	14.4	12.7	57.3	48.9
Amortization	11.2	10.9	44.5	42.3
Share based compensation	4.6	4.7	17.5	17.2
Non-cash impairment charges	2.2	2.7	50.3	242.6
Non-cash purchase accounting adjustments	—	0.5	1.2	1.9
(Gain) loss from early extinguishment of debt	—	(5.6)	(2.6)	3.0
Exit and disposal costs	(0.1)	1.9	1.0	9.3
HHI separation costs[1]	0.9	1.5	3.9	8.4
HPC separation initiatives[1]	4.8	0.2	13.4	4.2
Global ERP transformation[1]	3.8	2.8	15.0	11.4
Tristar Business integration[1]	—	0.4	—	7.0
HPC product recall[2]	0.3	3.9	6.9	7.7
Gain from remeasurement of contingent consideration[3]	—	—	—	(1.5)
Representation and warranty insurance proceeds[4]	—	—	(65.0)	—
Litigation costs[5]	0.7	1.5	2.9	3.0
HPC inventory disposal[6]	—	20.6	—	20.6
Other[7]	2.6	1.9	3.4	23.2
Adjusted EBITDA	$68.9	$111.5	$371.8	$275.1
Net sales	$773.7	$740.7	$2,963.9	$2,918.8
Net income (loss) from continuing operations margin	1.7%	7.2%	3.4%	(8.0)%
Adjusted EBITDA margin	8.9%	15.1%	12.5%	9.4%
________________________________________
1 Incremental costs associated with strategic transactions, restructuring and optimization initiatives, including, but not limited to, the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure operations.
2 Incremental net costs from product recalls in the HPC segment.
3 Non-cash gain from the remeasurement of a contingent consideration liability associated with the Tristar Business acquisition.
4 Gain from the receipt of insurance proceeds on representation and warranty policies associated with the Tristar Business acquisition.
5 Litigation costs primarily associated with the Tristar Business acquisition.
6 Non-cash write-off from disposal of HPC inventory.
7 Other is attributable to (1) other costs from strategic transaction, restructuring and optimization initiatives; (2) other foreign currency loss from the liquidation and deconsolidation of the Company's Russia operating entity during the year ended September 30, 2024; (3) key executive severance and other one-time compensatory costs; (4) non-recurring insurable losses, net insurance proceeds; (5) impact from the early settlement of foreign currency cash flow hedges during September 30, 2023, as previously reported; and (6) tolling agreement costs during September 30, 2023 following the divestiture of the Coevorden operating facility, as previously reported.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EPS
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS for the three and twelve month periods ended September 30, 2024 and September 30, 2023.

	Three Month Period Ended		Twelve Month Period Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Diluted EPS from continuing operations, as reported	$0.45	$1.50	$3.26	$(5.92)
Adjustments:
Non-cash impairment charges	0.08	0.08	1.65	6.15
Non-cash purchase accounting adjustments	—	0.01	0.04	0.05
(Gain) loss from early extinguishment of debt	—	(0.16)	(0.09)	0.08
Exit and disposal costs	—	0.05	0.03	0.24
HHI separation costs[1]	0.03	0.04	0.13	0.21
HPC separation initiatives[1]	0.17	0.01	0.44	0.11
Global ERP transformation[1]	0.13	0.08	0.49	0.29
Tristar Business integration[1]	—	0.01	—	0.18
HPC product recall[2]	0.01	0.11	0.23	0.20
Gain from remeasurement of contingent consideration liability[3]	—	—	—	(0.04)
Representation and warranty insurance proceeds[4]	—	—	(2.13)	—
Litigation costs[5]	0.02	0.04	0.09	0.08
HPC inventory disposal[6]	—	0.58	—	0.52
Debt amendment costs[7]	—	—	—	0.06
Other[8]	0.09	0.05	0.12	0.56
Total pre-tax adjustments	0.53	0.90	1.00	8.69
Income tax adjustment[9]	(0.01)	(1.28)	(0.20)	(2.13)
Total adjustments	0.52	(0.38)	0.80	6.56
Diluted EPS from continuing operations, as adjusted	$0.97	$1.12	$4.06	$0.64
________________________________________
1 Incremental costs associated with strategic transactions, restructuring and optimization initiatives, including, but not limited to, the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure operations.
2 Incremental net costs from product recalls in the HPC segment.
3 Non-cash gain from the remeasurement of a contingent consideration liability associated with the Tristar Business acquisition.
4 Gain from the receipt of insurance proceeds on representation and warranty policies associated with the Tristar Business acquisition.
5 Litigation costs primarily associated with the Tristar Business acquisition.
6 Non-cash write-off from disposal of HPC inventory.
7 Debt amendment costs to temporarily amendment compliance requirements on the Credit Agreement during the year ended September 30, 2023.
8 Other is attributable to (1) other costs from strategic transaction, restructuring and optimization initiatives; (2) other foreign currency loss from the liquidation and deconsolidation of the Company's Russia operating entity; (3) key executive severance and other one-time compensatory costs; (4) non-recurring insurable losses, net insurance proceeds; (5) impact from the early settlement of foreign currency cash flow hedges during September 30, 2023, as previously reported; and (6) tolling agreement costs during September 30, 2023 following the divestiture of the Coevorden operating facility, as previously reported.
9 Income tax adjustment reflects the impact on the income tax provision from the adjustments to diluted EPS.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED FREE CASH FLOW
The following is a reconciliation of reported cash flow from continuing operations to adjusted free cash flow for the twelve month period ended September 30, 2024 and September 30, 2023.

(in millions)	September 30, 2024	September 30, 2023
Net cash provided by operating activities from continuing operations	$269.8	$8.0
Purchases of property, plant and equipment	(44.0)	(59.0)
Free cash flow	225.8	(51.0)
Deal transaction costs[1]	21.9	15.7
HPC product recall[2]	6.8	7.2
Proceeds from representation and warranties insurance[3]	(65.0)	—
Other[4]	(12.9)	13.5
Adjusted free cash flow	$176.6	$(14.6)
________________________________________
1 Incremental cash flow attributable to certain strategic transactions including the HPC separation initiatives and the HHI divestiture and separation activity.
2 Cash flow related to the product recalls in the HPC segment.
3 Receipt of insurance proceeds on representation and warranty policies associated with the Tristar Business acquisition
4 Other is attributable to the inclusion or exclusion of cash flow adjustments from other strategic, restructuring and optimization initiatives otherwise considered operating cash flow activities under US GAAP and excluding cash flow attributable to restricted cash balances, also considered a component of operating cash flow under US GAAP.